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                                                                   EXHIBIT 10.22

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      Amendment to Employment Agreement, dated as of May 30, 2000 (this "Amendment"), by and between Datascope Corp., a Delaware corporation (the "Corporation"), and Lawrence Saper, as individual residing at 812 Park Avenue, New York, New York (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Corporation and the Executive entered into an Employment Agreement dated as of July 1, 1996 (the "Employment Agreement"); and

      WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement as set forth below.

      NOW THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties do hereby agree as follows:

      1. Amendment. Section 8(d) of the Employment Agreement is hereby amended and restated to read as follows:

            "(d) Termination by the Executive. The Executive may terminate his employment hereunder (i) for Good Reason, or (ii) if his health should become impaired such that his continued performance of his duties hereunder is hazardous to his physical or mental health or his life. For purposes of this Agreement, "Good Reason" shall mean
            (A) a change in control of the Corporation (as defined below), (B) any assignment to the Executive of any duties inconsistent with his present duties as Chief Executive Officer and President of the Corporation or a change in his present responsibilities without his express written consent, (C) any removal of the Executive without his consent from, or any failure to re-elect the Executive to, the office of President of the Corporation, except in connection with termination of the Executive's employment for Cause or as a result of his death or disability or by him other than for Good Reason, (D) a reduction in the Executive's Base Salary as in effect on the date of this Agreement or as the same may be increased from time to time, or a reduction in the Executive's other benefits or any other failure by the Corporation to comply with Section 5 hereof, (E) failure by the Corporation to comply with Section 4 hereof, or (F) failure of the Corporation to obtain from any successor the assumption of or the agreement to perform this Agreement (as contemplated in Section 10), or (G) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 8(e). For purposes of this Agreement, a "change in control of the Corporation" shall mean a change in control of a nature that would be required to be reported in a current report on Form 8-K, as in effect on the date of this Agreement, or pursuant to Section 13 or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); including, without limitation, (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or the Executive or an entity directly or indirectly controlled by the Executive, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities unless the Executive and the Corporation's Board of Directors, within fifteen (15) business days after having been advised of such acquisition of beneficial ownership, adopts a resolution approving such acquisition, (ii) the Corporation shall have consummated the sale of all or substantially all of the assets of the Corporation, (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation, or (v) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board of Directors or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended."

      2. Employment Agreement. Except as set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

      3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

      4. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Amendment.


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      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

                                        DATASCOPE CORP.


                                        By:_____________________________________
                                           Name:
                                           Title: ______________________________


                                        ________________________________________
                                        LAWRENCE SAPER


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